UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

_____________________


FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported): March 31,
2000


WINSLOEW FURNITURE, INC.
(Exact name of registrant as specified in its charter)

Florida                         0-25246                   63-1127982
(State or other         ( Commission File Number)    ( I.R.S. Employer
jurisdiction of                                       Identification No.)
incorporation)




	160 Village Street, Birmingham, Alabama	35242
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code (205)
408-7600


(Not Applicable)
(Former name or former address, if changed since last report)




Item 2.		Acquisition or Disposition of Assets.

On March 31, 2000, the Registrant, acquired all of the outstanding stock of Wabash Valley Manufacturing, Inc., ("Wabash") an Indiana corporation. The following summary is qualified in its entirety by the more detailed information contained in the copy of the stock purchase agreement, attached as Exhibit 2.1 to this current report on Form 8-K.

	The assets acquired consist of the stock of Wabash, which is engaged in the design, manufacture and distribution of plastisol coated outdoor furniture and site amenity products.

	As consideration for the stock, the Registrant 1) paid the Sellers, in the aggregate, $34,000,000 at closing and 2) paid $1,500,000 into an escrow account, which amount will be released to the Sellers subject to certain contingencies. Wabash was acquired debt free. The amount of consideration paid the Registrant for the stock was determined through an arm's length negotiation between representatives of the Registrant and the Sellers.

The transaction was financed through a combination of borrowings under the Registrant's senior credit facility and additional equity.

Item 7.		 Financial Statements, Pro Forma Financial
Information and Exhibits

(a) Not applicable

(b) Not applicable

(c) Exhibits

             Exhibit No.
Description
2.1 Stock Purchase Agreement by and among and Doug Curtis,
et al., the Stockholders of Wabash Valley Manufacturing,
Inc. and Wabash Manufacturing, Inc. dated as of March 31,
2000

2.2 Employment Agreement between Jerry Shilling and
Wabash Valley Manufacturing, Inc.

2.3 Employment Agreement between Michael Shilling and
Wabash Valley Manufacturing, Inc.

2.4 Subscription and Shareholder Agreement between Michael
 Shilling and WinsLoew Furniture, Inc.

2.5 Subscription and Shareholder Agreement Between Jerry
Shilling and WinsLoew Furniture, Inc.



SIGNATURE

	Pursuant to the requirements of the Securities
Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                         WinsLoew Furniture, Inc.
                         April 10, 2000
                         by: /s/ Vincent A. Tortorici, Jr.

                         Vincent A. Tortorici, Jr.

                         Vice President